Consent of Independent Certified Public Accountant

         I consent to the use in this Registration Statement on Form SB-2, SEC File No. 333-65372 of my report dated June 30, 2001, relating to the financial statements of Effective Sport Nutrition Corporation, and to the reference to my firm under the caption "Experts" in the Prospectus.


                                          /s/ Quintanilla

                                          A Professional Accountancy Corporation
                                          Laguna Niguel, California

                                          September 25, 2001